Exhibit 99.1

Editorial Contact:	Investor Contact:

Nikolett Bacso	Jane Underwood
nikolett_bacso@securecomputing.com	jane_underwood@securecomptuing.com
206-336-1542	408-979-6186

SECURE COMPUTING ANNOUNCES PRELIMINARY

FIRST QUARTER 2006 RESULTS

SAN JOSE, Calif., April 10, 2006 – Secure Computing Corporation (Nasdaq:SCUR), the experts in securing connections between people, applications and networks™, today announced preliminary results for the first quarter ended March 31, 2006. Based upon preliminary financial data that has not yet been reviewed by the company’s auditors, the company anticipates that revenues for the first quarter will be in the range of approximately $42.0 million to $42.5 million. In its financial results press release on February 2, 2006, the company provided first quarter 2006 guidance for revenues of approximately $45 million.

The company now expects fully diluted GAAP earnings-per-share and fully diluted non-GAAP earnings-per-share for the first quarter to be in the range of $0.00 - $0.01 and $0.12 - $0.13, respectively. The company’s prior guidance was GAAP fully diluted earnings-per-share of $0.01 and non-GAAP fully diluted earnings-per-share of $0.13.

Secure Computing will host a conference call to discuss its preliminary results today, Monday, April 10, 2006 at 5:00 p.m. EDT/2:00 p.m. PDT. John McNulty, chairman, president and chief executive officer, and Tim Steinkopf, senior vice president of operations and chief financial officer, will discuss these preliminary results followed by a question-and-answer session with analysts. If you would like to participate in the conference call, please dial-in five minutes prior to the start time at:

North America:	888-390-0675
International:	773-799-3263
Leader:	Jane Underwood
Passcode:	SCUR

This call is being web cast by Thomson/CCBN and can be accessed at the Investor Relations section of the Secure Computing web site at: www.securecomputing.com.

Secure Computing will report its full financial results for the first quarter of 2006 on Wednesday, April 26, 2006 after market close. A conference call has been scheduled at 4:30 p.m. EDT/1:30 p.m. PDT. If you would like to participate in the conference call, please dial-in five minutes prior to the start time at:

North America:	888-791-1856
International:	210-234-0004
Leader:	Jane Underwood
Passcode:	SCUR

This call is being web cast by Thomson/CCBN and can be accessed at the Investor Relations section of the Secure Computing web site at: www.securecomputing.com.

A rebroadcast of the call will be available at the Investor Relations section of the Secure Computing web site. In addition, a telephone replay will be made available through May 4th by accessing, 866-388-5359 for North America or 203-369-0414 for international.

About Secure Computing

Secure Computing (NASDAQ: SCUR) has been securing the connections between people and information for over 20 years. Specializing in delivering solutions that secure these connections, Secure Computing is uniquely qualified to be the global security solutions provider to organizations of all sizes. Our more than 14,000 global customers, supported by a worldwide network of partners, include the majority of the Dow Jones Global 50 Titans and the most prominent organizations in banking, financial services, healthcare, telecommunications, manufacturing, public utilities, education, and federal and local governments. The company is headquartered in San Jose, Calif., and has sales offices worldwide. For more information, see http://www.securecomputing.com/.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements includes, for example, projected earnings. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially form current expectations. We urge investors to review the risks and uncertainties detailed form time to time in Secure Computing’s periodic reports and registration statements filed with the Securities and Exchange Commission.